                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12

                        GENEREX BIOTECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------
         5) Total fee paid:

         ----------------------------------------------------------------------


/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ---------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------
    3) Filing Party:

    ---------------------------------------------------------------------------
    4) Date Filed:

    ---------------------------------------------------------------------------

                       GENEREX BIOTECHNOLOGY CORPORATION
                               33 Harbour Square
                                   Suite 202
                        Toronto, Ontario, Canada M5J 2G2


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 18, 2002

Dear Stockholder:

   You are cordially invited to attend the annual meeting of stockholders of Generex Biotechnology Corporation ("Generex") that will be held on Monday, March 18, 2002, at 10:00 a.m. (local time), at St. Lawrence Hall, 157 King Street East, Toronto, Ontario, Canada M5E 1C4, for the following purposes, as set forth in the accompanying proxy statement:

        1.   To elect seven directors;

        2.   To approve the Generex 2001 Stock Option Plan;

        3. To ratify the appointment of Deloitte & Touche, LLP as independent public accountants for Generex for the fiscal year ending July 31, 2002; and

        4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

   The Board of Directors has established the close of business on February 4, 2002 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

   YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

   You may revoke your proxy at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.


                                   By order of the Board of Directors,



                                   /s/ Rose C. Perri
                                   -----------------------------------
                                   Rose C. Perri
                                   Secretary

February 8, 2002

                       GENEREX BIOTECHNOLOGY CORPORATION
                                PROXY STATEMENT


General Information

   This proxy statement is provided to the stockholders of Generex Biotechnology Corporation ("Generex") in connection with the solicitation by the Board of Directors of Generex of proxies for use at the annual meeting of stockholders of Generex to be held on Monday, March 18, 2002, at 10:00 a.m. (local time), at St. Lawrence Hall, 157 King Street East, Toronto, Ontario, Canada M5E 1C4, and any adjournments or postponements thereof. A form of proxy is enclosed for use at the annual meeting. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the approval of the Generex 2001 Stock Option Plan, for the appointment of Deloitte & Touche, LLP as Generex's independent public accountants and on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors and are present members of the executive management of Generex.

   Any stockholder voting by proxy may revoke that proxy at any time before it is voted at the annual meeting by delivering written notice to the Secretary of Generex, by delivering a proxy bearing a later date or by attending the annual meeting in person and casting a ballot.

   Generex's principal executive offices are located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, and its telephone number is (416) 364-2551. Proxy materials are first being mailed to stockholders beginning on or about February 8, 2002.

Shares Outstanding, Voting Rights and Vote Required

   Only stockholders of record at the close of business on February 4, 2002 are entitled to vote at the annual meeting. The only voting stock of Generex outstanding and entitled to vote at the annual meeting is its common stock, $.001 par value per share (the "Common Stock"). As of the close of business on January 15, 2002, 20,682,634 shares of Common Stock were outstanding. Each share of Common Stock issued and outstanding is entitled to one vote on matters properly submitted at the annual meeting. Cumulative voting is not permitted under Generex's Restated Certificate of Incorporation.

   The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions will be counted in tabulating votes cast on the proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes will not be counted in tabulating votes cast on the proposals presented to stockholders. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting.

   Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the annual meeting and entitled to vote on the election of directors. The proposals to approve the Generex 2001 Stock Option Plan and to ratify the appointment of Deloitte & Touche, LLP as Generex's independent public accountants require the affirmative vote of a majority of the votes of the shares present or represented by proxy at the annual meeting and cast on such proposals. The Board of Directors recommends voting (1) FOR the election of the nominees named herein for directors, (2) FOR the approval of the Generex 2001 Stock Option Plan and (3) FOR the appointment of Deloitte & Touche, LLP as Generex's independent public accountants for fiscal 2002.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)


   Seven directors are to be elected at the annual meeting of stockholders. All directors will be elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified.

   The persons named below have been designated by the Board of Directors as nominees for election as directors. All nominees currently serve as directors of Generex. The individuals named in the enclosed proxy intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. If you do not wish your shares to be voted for any of the nominees, you may so indicate on the proxy. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

Name                                  Age        Position Held with Generex
----                                  ---        --------------------------
Anna E. Gluskin                        50        President, Chief Executive Officer and Director
Michael Hawke, M.D.                    60        Director
Ivan M. Lieberburg, Ph.D., M.D.        52        Director
Pankaj Modi, Ph.D.                     47        Vice President, Research and Development and Director
E. Mark Perri                          41        Chairman, Chief Financial Officer and Director
Rose C. Perri                          34        Chief Operating Officer, Treasurer, Secretary and Director
Jan Michael Rosen                      50        Director

   Anna E. Gluskin -- Director since September 1997. Ms. Gluskin has served as the President and Chief Executive Officer of Generex since October 1997. She held comparable positions with Generex Pharmaceuticals, Inc. from its formation in 1995 until its acquisition by Generex in October 1997.

   Michael Hawke, M.D. -- Director since March 2000. Dr. Hawke presently is a Professor in the Departments of Otolaryngology and Pathology at the University of Toronto, and is on the staff of the Departments of Otolaryngology at St. Joseph's Health Center, The Toronto Hospital and Mount Sinai Hospital, all located in Toronto. He has held these positions for more than the previous five years. Dr. Hawke has approximately thirty years experience as a medical researcher, educator and practitioner.

   Ivan M. Lieberburg Ph.D., M.D. -- Director since May 2001. Dr. Lieberburg has been employed by Elan Corporation, plc (worldwide pharmaceutical and biotechnology company) since 1987. Dr. Lieberburg served as Senior Vice President of Research from 1994 to 1997 and as Executive Vice President and Chief Scientific and Medical Officer for Elan from 1997 to the present. Prior to joining Elan in 1987, Dr. Lieberburg held faculty positions at Albert Einstein College of Medicine and Mt. Sinai School of Medicine in New York. He currently holds an appointment as Clinical Professor of Medicine at the University of California, San Francisco.

   Pankaj Modi, Ph.D. -- Director since September 1997. Dr. Modi has served as Vice President, Research and Development of Generex since October 1997. Prior to that time, Dr. Modi was Director of Insulin Research for Generex Pharmaceuticals, Inc., a position he assumed in October 1996. Prior to joining Generex Pharmaceuticals, Dr. Modi was engaged in independent research and was employed as a senior researcher at McMaster University in Hamilton, Ontario from February 1994 through October 1996.

   E. Mark Perri -- Director since September 1997. Mr. Perri has served as the Chairman and Chief Financial Officer of Generex since October 1997. He held comparable positions with Generex Pharmaceuticals, Inc. from its formation in 1995 until its acquisition by Generex in October 1997.

   Rose C. Perri -- Director since September 1997. Ms. Perri has served as Treasurer and Secretary of Generex since October 1997, and as Chief Operating Officer since August 1998. She was an officer of Generex Pharmaceuticals, Inc. from its formation in 1995 until its acquisition by Generex in October 1997.

   Jan Michael Rosen -- Director since August 2000. Mr. Rosen has been a principal in a number of related travel management and hotel marketing businesses since 1978. The principal companies in this group, all of which are headquartered in Ontario, are Uniworld Travel & Tours, Inc., Nevada Vacations, Inc., Casino Vacations, Inc. and Casino Tours, Inc. Mr. Rosen presently serves as the President or a Vice President, and the Chief Financial Officer, of each of these companies. Mr. Rosen is an accountant by training, and was engaged in the private practice of accounting prior to 1978.

   Generex entered into a joint venture with Elan Corporation, plc ("Elan") and certain affiliates of Elan in January 2001. Pursuant to a Securities Purchase Agreement dated January 16, 2001 between Generex, Elan and Elan International Services, Ltd. ("EIS"), a subsidiary of Elan, EIS has the right to nominate one director to Generex's Board of Directors for so long as EIS or its affiliates own at least 1.0% of the issued and outstanding shares of Common Stock. Dr. Lieberburg is the nominee of EIS thereunder. Under the terms of the Securities Purchase Agreement, the EIS-nominated director may not in any event have more than 15% of the aggregate voting power of the Board of Directors as a whole. See "Certain Relationships and Related Transactions" for a description of the Generex securities owned by, or that may be acquired by, Elan or its affiliates.

   Dr. Modi holds the position of Vice President, Research and Development pursuant to a consulting agreement that was originally entered into as of October 1, 1996, that was amended and supplemented as of January 7, 1998 and that was further amended and supplemented as of December 31, 2000. Under the consulting agreement, Generex must use its best efforts to cause Dr. Modi to be nominated for election and elected a director of Generex for as long as the consulting agreement is in force. See "Director Compensation; Other Compensation" for information relating to Dr. Modi's consulting agreement.

   Mr. Perri and Ms. Perri are siblings. There are no other family relationships among our officers and directors.

                  The Board of Directors Recommends a Vote FOR
                    the Election of the Above-Named Nominees

                            PROPOSAL TO APPROVE THE
                       GENEREX BIOTECHNOLOGY CORPORATION
                             2001 STOCK OPTION PLAN
                                  (Proposal 2)

   The Board of Directors has adopted, subject to stockholder approval, the Generex Biotechnology Corporation 2001 Stock Option Plan (the "2001 Plan"). The Board of Directors believes that the 2001 Plan will provide an additional incentive to employees and directors to enter into and remain in the service or employ of Generex by providing such individuals with an opportunity to receive grants of options. In addition, the Board of Directors believes that the receipt of such options will encourage the recipients to contribute materially to the growth of Generex and further align the interests of such recipients with the interests of stockholders.

   A copy of the 2001 Plan is attached to this proxy statement as Exhibit A. A summary of the principal features of the 2001 Plan follows.

Summary Description of the 2001 Plan

   The 2001 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the authority to determine: (i) the individuals to whom Options shall be granted; (ii) the type, size and terms of the Options to be made to each individual and (iii) the time when the Options will be granted and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability. The Committee also has the authority to amend the terms of a previously issued Option and deal with any other matters arising under the 2001 Plan.

   Awards under the 2001 Plan may be in the form of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not incentive stock options ("Non-ISOs") (collectively, "Options").

   Options may be granted to employees and non-employee directors as well as certain consultants and advisors of Generex and its subsidiary corporations; provided, however, that ISOs may only be granted to employees. Twenty-eight employees and non-employee directors were eligible to participate in the 2001 Plan as of January 15, 2002. A total of 4,000,000 shares of Common Stock are available for issuance under the 2001 Plan. If an Option granted under the 2001 Plan expires, lapses or is terminated for any reason, the underlying shares again become available for issuance under the 2001 Plan, unless otherwise provided by the Committee. The maximum number of Options that may be granted to any individual during any calendar year is 400,000.

   Options granted under the Plan may include terms that permit a participant to use shares of Common Stock to exercise the Options. The terms of any such Options may provide for the grant of additional Options (or the Committee may grant additional Options) to purchase a number of shares of Common Stock equal to the number of whole shares used to exercise the Option and the number of whole shares, if any, withheld in payment of any taxes. Any Options so granted will be granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, or at such other exercise price as the Committee may establish, for a term not longer than the unexpired term of the exercised Option and on such other terms as the Committee may determine.

   The exercise price of ISOs granted under the 2001 Plan must be equal to the fair market value of the Common Stock on the date the ISO is granted (110 percent of the fair market value in the case of an ISO granted to an individual who at the time of the grant owns ten percent or more of the combined voting power of Generex capital stock (a "Ten Percent Owner")). The fair market value of the Common Stock will be determined by the Committee.

   In the event a participant's employment with Generex or its subsidiary corporations is terminated for any reason, a participant may exercise an Option only to the extent it was exercisable on the participant's date of termination. An Option must be exercised prior to the earlier of (i) the expiration of ninety days or such other period as the Committee may select (one year in the case of disability or death) after the termination date or
(ii) the expiration date of the Option, which may not exceed ten years from the date of grant (five years in the case of an ISO granted to a Ten Percent Owner). However, in the event of a participant's termination for cause or the participant's engaging in conduct after termination that constitutes cause (as defined in the 2001 Plan and determined by the Committee), the participant's Option will terminate immediately and the participant automatically will forfeit all Common Stock for which Generex has not yet delivered share certificates, upon refund of the exercise price.

   The Committee may adjust the number of shares covered by outstanding options, the kind of shares issued under the 2001 Plan and the price per share of Common Stock available for issuance under the 2001 Plan, at any time to reflect any change in the capital structure of Generex affecting outstanding shares of Common Stock, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other similar change in the capital structure of Generex.

   In the event of a "Change of Control" (as defined in the 2001 Plan), unless the Committee determines otherwise, outstanding Options will become exercisable immediately. In addition, the Committee may take whatever action it deems necessary with respect to any or all outstanding Options, including requiring that Optionees surrender their outstanding options in exchange for a payment by Generex or terminating any or all unexercised options after giving Optionees an opportunity to exercise their outstanding Options. If a Change of Control occurs in which Generex is not the surviving corporation, or survives only as a subsidiary of another corporation, unless the Committee determines otherwise, all outstanding Options that have not been exercised will be assumed by, or replaced with comparable options or rights by the surviving corporation.

   No Option may be transferred, except by will or the laws of descent and distribution, and in the case of a Non-ISO, as permitted by the Committee.

   The Committee may amend or terminate the 2001 Plan at any time; provided, however, that the Committee will not increase the aggregate number of shares that may be issued or transferred under the 2001 Plan or upon which awards under the 2001 Plan may be granted, or otherwise materially amend the 2001 Plan, without stockholder approval to the extent such approval is required in order to comply with the Internal Revenue Code or applicable laws, or to comply with applicable stock exchange requirements.

Federal Income Tax Consequences

   The following description of federal income tax consequences is based on current law and interpretations.

   ISOs. In general, the value of an ISO is not included in the participant's income at the time of grant, and the participant does not recognize income on exercise of an ISO for the purpose of computing regular federal income tax. However, when calculating income for alternative minimum tax purposes, the excess, if any, of the fair market value of the shares acquired over the exercise price (the "Spread") generally will be considered part of income. At the subsequent sale of Common Stock received through the exercise of an ISO, all gain on the sale of the Common Stock (as long as the Common Stock has been held for one year after exercise and two years after grant) will be characterized as capital gain or loss, and Generex will not be entitled to any federal income tax deduction with respect to such gain. If the Common Stock has been held for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss. If a participant disposes of ISO Common Stock before the holding period has expired (a "Disqualifying Disposition"), the Spread (up to the amount of the gain on disposition) will be ordinary income at the time of such Disqualifying Disposition, and Generex will be entitled to a federal income tax deduction. A participant must recognize as ordinary income the gain on the disposition.

   Non-ISOs. In general, the value of a Non-ISO is not included in the participant's income at the time of grant, unless the Non-ISO Common Stock has a "readily ascertainable fair market value" at the date of grant. It is not anticipated that any Non-ISO will have a "readily ascertainable fair market value" at the date of grant. On exercise, the difference between the exercise price of a Non-ISO and the fair market value of the Common Stock received generally will be recognized as ordinary income, subject to federal income tax withholding, and will be allowed as a deduction to Generex. At the subsequent sale of Common Stock received through the exercise of a Non-ISO, all gain on the sale of the Common Stock will be characterized as capital gain or loss. If the Common Stock has been held for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss.

Awards under the 2001 Plan

   Subject to stockholder approval of the 2001 Plan, the Board of Directors has granted options under the 2001 Plan as follows (through January 15, 2002) to the named executives, all executives as a group, all non-executive directors as a group and all non-executive officer employees as a group. The exercise prices of the options were fixed at the fair market value of the underlying shares of Common Stock on the date of grant and range from $5.19 per share to $8.70 per share.

             Awards Granted Under Generex's 2001 Stock Option Plan

      Name                                         Dollar Value(1)   Number of Options
      ----                                         ---------------   -----------------
      Anna E. Gluskin, President and Chief
        Executive Officer......................               0                 0
      E. Mark Perri, Chairman and Chief
        Financial Officer......................               0                 0
      Rose C. Perri, Chief Operating Officer,
        Treasurer and Secretary................               0                 0
      Pankaj Modi, Ph.D., Vice President,
        Research and Development...............               0           150,000
      All executives, as a group (4 persons) ..               0           150,000
      Non-executive directors, as a group
        (3 persons)............................         214,500           150,000
      All non-executive officer employees,
        As a group (21 persons)................       1,592,000           800,000

---------------
(1) The dollar value is the closing price of the Common Stock at January 15, 2002 ($7.18) less the exercise price. For purposes of calculating the dollar value, all of the options were assumed to be exercisable as of January 15, 2002, notwithstanding the specific vesting schedule associated with any of the grants.

   Pursuant to the consulting agreement under which Dr. Modi is compensated for his services to Generex, Generex has agreed to grant to Dr. Modi options to purchase 150,000 shares of Common Stock over ten consecutive fiscal years, which started with the fiscal year ended July 31, 2001. Generex has granted 150,000 options to Dr. Modi under the 2001 Plan with effect as of July 31, 2001, subject to stockholder approval of the 2001 Plan. Generex intends to continue to use the 2001 Plan in the future to satisfy its obligations to grant options under the agreement with Dr. Modi. Approval of the 2001 Plan at this year's annual meeting will constitute approval as well to use the 2001 Plan to satisfy Generex's obligations to grant options to Dr. Modi for so long as Options remain available for issuance under the 2001 Plan. (For more details concerning Dr. Modi's consulting agreement, see "Director
Compensation; Other Compensation".)

                  The Board of Directors Recommends a Vote FOR
               the Proposal to Approve the 2001 Stock Option Plan

                     PROPOSAL TO RATIFY THE APPOINTMENT OF
                             DELOITTE & TOUCHE, LLP
                  AS GENEREX'S INDEPENDENT PUBLIC ACCOUNTANTS
                                  (Proposal 3)


   The Board of Directors of Generex has selected Deloitte & Touche, LLP ("Deloitte & Touche") to serve as the independent public accountants to audit the financial statements of Generex and its subsidiaries for the fiscal year ending July 31, 2002. Deloitte & Touche served as Generex's independent public accountants for the audit of Generex's financial statements for the fiscal year ended July 31, 2001. Representatives of Deloitte & Touche will attend the annual meeting and will be available to answer appropriate questions. They will have the opportunity to make a statement at the annual meeting if they desire.

   The decision to appoint Deloitte & Touche as Generex's independent public accountants beginning with the fiscal year ended July 31, 2001, replacing WithumSmith+Brown, was approved by the Audit Committee of the Board of Directors and ratified by the stockholders at last year's annual meeting. WithumSmith+Brown did not decline to stand for re-election and WithumSmith+Brown's reports on financial statements for the two fiscal years preceding their replacement did not contain an adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. There had been no disagreements with WithumSmith+Brown in the two fiscal years preceding their replacement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

   During the two fiscal years preceding their replacement, WithumSmith+Brown did NOT advise Generex that:

   o The internal controls necessary for Generex to develop reliable financial statements did not exist;

   o Information had come to their attention that led them to believe that they could no longer rely on management's representations or that made them unwilling to be associated with the financial statements prepared by management;

   o They needed to expand the scope of their audit or that information existed, that had come to their attention during the last two fiscal years, that if further investigated may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent them from rendering any unqualified audit report on those financial statements) or (ii) cause them to be unwilling to rely on management's representations or be associated with our financial statements; and that due to their replacement or for any other reason, they did not so expand the scope of their audit or conduct further investigation; or

   o Information has come to their attention that they have concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to their satisfaction, would prevent them from rendering an unqualified audit report on those financial statements); and due to their replacement, or for any other reason, the issue has not been resolved to their satisfaction prior to their replacement.

   If the stockholders do not ratify the appointment of Deloitte & Touche as independent public accountants, the Audit Committee of the Board of Directors will investigate the reasons for the rejection by the stockholders and the Board of Directors will reconsider the appointment.

                  The Board of Directors Recommends a Vote FOR
               the Appointment of Deloitte & Touche As Generex's
    Independent Public Accountants for the Fiscal Year Ending July 31, 2002.

Fees Paid to Generex's Independent Public Accountants

   The following table sets forth the aggregate fees paid by Generex for the fiscal year ended July 31, 2001 to Deloitte & Touche:


        Audit Fees(1) .......................................................    $68,695
        Financial Information Systems Design
          and Implementation Fees(2).........................................    $     0
        All Other Fees(3) ...................................................    $     0

---------------

(1) Includes the aggregate fees billed for professional services rendered by Deloitte & Touche for the audit of Generex's annual financial statements for the fiscal year ended July 31, 2001 and the reviews of financial statements included in Generex's Quarterly Reports on Form 10-Q for the 2001 fiscal year. This amount is shown in U.S. dollars and was converted from Canadian dollars to U.S. dollars based on the exchange rate on January 15, 2002.

(2) No amounts were billed by Deloitte & Touche in fiscal 2001 for financial information systems design and implementation services.

(3) No amounts were billed by Deloitte & Touche in fiscal 2001 for any other services.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The business affairs of Generex are managed under the direction of the Board of Directors. During the fiscal year ended July 31, 2001, Generex's Board of Directors held 4 meetings. During the fiscal year ended July 31, 2001, all of the directors attended all of the Board of Directors meetings that were held.

   The Board of Directors has established two committees, the Audit Committee and the Compensation Committee.

   The Audit Committee was established on March 1, 2000, and met 3 times during the fiscal year ended July 31, 2001. All of the members of the Audit Committee attended all of the meetings that they were eligible to attend. The Audit Committee is currently composed of Mr. Rosen, who is the Chairman of the Committee, Dr. Lieberburg and Dr. Hawke. The Board of Directors has adopted an Audit Committee charter that specifies the duties of the Audit Committee.

   The Common Stock is listed on the Nasdaq National Market and, therefore, Generex is governed by the applicable rules of the Nasdaq Stock Market. The listing requirements for Nasdaq National Market issuers require that each issuer's audit committee be comprised of at least two - and preferably three - independent directors. Mr. Rosen and Dr. Hawke meet the definition of independence under Rule 4200(a)(15) of the listing requirements. Dr. Lieberburg does not currently meet the definition of independence due to the fact that Generex (Bermuda) Ltd., the subsidiary of Generex that was formed to conduct Generex's joint venture with Elan, was deemed to have paid an up-front $15 million license fee to an affiliate of Elan in connection with the formation of the joint venture in January 2001. Dr. Lieberburg is nevertheless eligible pursuant to Rule 4350(d)(2) of the listing requirements to continue to serve as a member of the Audit Committee because the Board of Directors has determined that Dr. Lieberburg's membership on the Audit Committee is required by the best interests of Generex and its stockholders. Dr. Lieberburg served as Senior Vice President of Research for Elan from 1994 to 1997 and since 1997 has served as Executive Vice President and Chief Scientific and Medical Officer of Elan. As a result, Dr. Lieberburg has acquired substantial knowledge and understanding of the biotechnology industry and financial operations of biotechnology companies as well as the accounting issues faced by companies whose operations primarily involve research and development activities.

   Nevertheless, the Board of Directors intends to commence a search for one or more additional directors who meet the definition of independence under the Nasdaq Stock Market listing requirements and intends to add at least one such additional director to the Board of Directors and the Audit Committee by the next annual meeting of stockholders.

   The Compensation Committee was formed on July 30, 2001 and met one time during the fiscal year ended July 31, 2001. All of the members of the Compensation Committee attended that meeting. The Compensation Committee is currently composed of Dr. Hawke, who is the Chairman of the Committee, Dr. Lieberburg and Mr. Rosen.

Report of the Audit Committee

   The Audit Committee reviewed and discussed Generex's audited financial statements for the fiscal year ended July 31, 2001 with management. The Audit Committee discussed with Deloitte & Touche, LLP, Generex's independent public accountants for the fiscal year ended July 31, 2001, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee received the written disclosures and the letter from Deloitte & Touche, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Deloitte & Touche, LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Generex's Annual Report on Form 10-K for the fiscal year ended July 31, 2001.

                        Submitted by the Audit Committee

                          Jan Michael Rosen (Chairman)
                              Michael Hawke, M.D.
                        Ivan M. Lieberburg, Ph.D., M.D.

   The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the Securities and Exchange Commission (the "SEC") or to be incorporated by reference into any of Generex's previous or future filings with the SEC, except as otherwise explicitly specified by Generex in any such filing.

Report of the Board of Directors and the Compensation Committee on Executive Compensation

   During the majority of the fiscal year ended July 31, 2001, the Board of Directors was responsible for overseeing the compensation to be paid to the executive officers of Generex. Ms. Gluskin, Dr. Modi, Mr. Perri and Ms. Perri, all of whom are both directors and executive officers of Generex, participated in some of the discussions and decisions of the Board of Directors concerning compensation to be paid to the executive officers of Generex. Effective July 30, 2001, all decisions regarding executive compensation are being made by the Compensation Committee of the Board of Directors. Dr. Hawke is chairman of the Compensation Committee and Dr. Lieberburg and Mr. Rosen are the other members of the Compensation Committee.

   Compensation Philosophy. The goals of Generex's compensation program are to attract and retain talented executives, to motivate these executives to achieve Generex's business goals, to align executive and stockholder interests and to recognize individual contributions as well as overall business results.

   The key elements of Generex's executive compensation are base salary, cash bonuses and stock options. While the elements of compensation are considered separately, the Compensation Committee ultimately looks to the value of the total compensation package provided by Generex to the individual executive. At the end of the fiscal year ended July 31, 2001, the Compensation Committee conducted a review of Generex's executive compensation program. This review included a comprehensive report from an independent executive compensation consultant and compared Generex's total executive compensation, including base salaries, cash bonuses and stock options, to a peer group of publicly traded biotechnology companies. For the fiscal year ended July 31, 2001, the Compensation Committee targeted total cash compensation for Generex executives to the median of the peer group.

   Base Salaries. Generex historically has paid very modest base salaries to its executive officers, relying on option grants to supplement the low base salaries. That practice continued for the fiscal year ended July 31, 2001, as is evident from the base salaries set forth in the Compensation Table. The Compensation Committee believes that the base salaries of Generex's executive officers are low in comparison to base salaries for comparable positions at other biotechnology companies and intends to implement increases for fiscal 2002 to bring the base salaries of Generex's executives in line with base salaries of Generex's principal competitors.

   Cash Bonuses. Cash bonuses were introduced for fiscal 2001 in order to recognize and reward the executives of Generex for their strong performance and for the accomplishments achieved by Generex during fiscal 2001. The Compensation Committee determined the executive officer bonuses that were awarded for the fiscal year ended July 31, 2001. Executive officer bonuses were based on the individual's position within Generex as well as individual contribution to Generex's accomplishments, and took into account the levels of cash bonus and total cash compensation (base salary plus bonus) paid by the median of the peer group of biotechnology companies. The Compensation Committee judged that the executive officer bonus awards for fiscal 2001 were consistent with each executive's level of accomplishment and appropriately reflected Generex's overall performance.

   Stock Options. The purpose of stock option grants is to provide an additional incentive to Generex employees, including executive officers, to contribute materially to the growth of Generex. Stock options are granted to align the interests of the recipients with the interests of stockholders. The Compensation Committee did not grant any options to executive officers during the fiscal year ended July 31, 2001, other than the options that were required to be granted to Dr. Modi under the terms of his consulting agreement. The executives all own substantial numbers of shares of Common Stock and the Compensation Committee does not intend to use option grants regularly to compensate the current group of executives other than the grants required to be made to Dr. Modi under the terms of his consulting agreement.

   Chief Executive Officer Compensation. Ms. Gluskin's compensation for the fiscal year ended July 31, 2001, was determined in accordance with the compensation policies described above. Ms. Gluskin was paid a modest cash salary of approximately $127,240 and was granted a bonus of $250,000. This compensation package was considered fair and reasonable in view of Generex's significant accomplishments during the fiscal year and Ms. Gluskin's substantial contributions to those accomplishments. The compensation paid to Ms. Gluskin for fiscal 2001 was considered to give appropriate incentives to Ms. Gluskin to continue to promote the strategic objectives of Generex and to enhance stockholder value.

   Deductibility of Compensation. Section 162(m) of the Internal Revenue Code does not allow public companies to take a Federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million for any such officer in any fiscal year. This limitation does not apply to compensation that qualifies as "performance-based compensation" under the Code. The Board of Directors believes that at the present time it is quite unlikely that the compensation paid to any executive officer will exceed $1 million in any fiscal year. Therefore, the Board of Directors has not taken any measures to date specifically to qualify any of the compensation paid to its executive officers as "performance-based compensation" under the Code.

                      Submitted by the Board of Directors
                         and the Compensation Committee

                                Anna E. Gluskin
                              Michael Hawke, M.D.*
                       Ivan M. Lieberburg, Ph.D., M.D.**
                               Pankaj Modi, Ph.D.
                                 E. Mark Perri
                                 Rose C. Perri
                              Jan Michael Rosen**

*  Chairman of Compensation Committee
** Member of Compensation Committee

   The foregoing Report of the Board of Directors and the Compensation Committee on Executive Compensation and the following Performance Graph shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of Generex's previous or future filings with the SEC, except as otherwise explicitly specified by Generex in any such filing.

                            STOCK PERFORMANCE GRAPH


   Set forth below is a line graph comparing the cumulative total return on Generex's Common Stock with cumulative total returns of the Nasdaq National Market (U.S. Companies) and the Nasdaq Biotechnology Index for the period commencing February 5, 1998 (the date Generex's Common Stock was first listed for trading on the Nasdaq over-the-counter market) and ending on July 31, 2001. The graph assumes that $100 was invested on February 5, 1998, in Generex's Common Stock, the stocks in the Nasdaq National Market (U.S. Companies) and the stocks comprising the Nasdaq Biotechnology Index, and that all dividends were reinvested. Generex's Common Stock has been trading on the Nasdaq National Market since May 5, 2000.








                                    [graphic]







                                                                               February 5   July 31    July 31    July 31   July 31
                                                                                  1998        1998       1999      2000       2001
                                                                               ----------   -------    -------    -------   -------
Generex Biotechnology Corporation..........................................       $100       130.21     106.25    126.05     141.67
The Nasdaq National Market.................................................       $100       111.27     157.00    226.46     121.55
Nasdaq Biotechnology Index.................................................       $100       111.25     229.28    458.31     369.61

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that Generex's directors and executive officers, and any persons who own more than ten percent of the Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of Generex. Such persons are required by SEC regulations to furnish Generex with copies of all such reports that they file. To the knowledge of Generex, based upon its review of these reports, all Section 16 reports required to be filed by our directors and executive officers during the fiscal year ended July 31, 2001 were filed on a timely basis.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

   The following table sets forth, for Generex's last three fiscal years, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") and the three most highly compensated executive officers of Generex other than the CEO whose salary and bonus payments exceeded $100,000 for the fiscal year ended July 31, 2001.

Summary Compensation Table


                                                          Long-Term Compensation
                                    Annual          -----------------------------------
                                 Compensation              Awards
                               -----------------    ----------------------
     Name and                   Year     Salary                   Other
    Principal                  Ended       ($)       Bonus        Annual       Options
     Position                  July 31     (3)        ($)      Compensation      (#)
     ---------                 -------   -------    -------    ------------   ---------
Anna E. Gluskin (1),            2001     127,240    250,000         *                 0
President and                   2000     105,385          0         *           300,000
Chief Executive                 1999     136,483          0         *                 0
Officer

E. Mark Perri (1),              2001      95,081    180,000         *                 0
Chairman and                    2000     103,249          0         *           250,000
Chief Financial                 1999     120,777          0         *                 0
Officer

Rose C. Perri (1),              2001      81,068    100,000         *                 0
Chief Operating,                2000      97,147          0         *           250,000
Officer, Treasurer              1999     120,777          0         *                 0
and Secretary

Pankaj Modi (2),                2001     250,000    300,000         *         150,000(4)
Vice President,                 2000      89,723      5,302         *           300,000
Research and                    1999      87,472      4,374         *                 0
Development

---------------
* Perquisites and other personal benefits, securities or other property received by each executive officer did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus.

(1) Portions of the cash compensation paid to Ms. Gluskin, Mr. Perri and Ms. Perri are attributable to amounts paid indirectly through a management services agreement with a corporation of which Ms. Gluskin, Mr. Perri and Ms. Perri are equal owners.

(2) All of the cash compensation paid to Dr. Modi is paid indirectly to him through a corporation owned 100% by him.

(3) Cash compensation is stated in the table in U.S. dollars. To the extent any cash compensation was paid in Canadian dollars, it has been converted into U.S. dollars based on the weighted average Canadian/U.S. dollar exchange rate for the years ended July 31, 2001, 2000 and 1999, respectively.

(4) Granted on October 23, 2001 with effect as of July 31, 2001 pursuant to the terms of Dr. Modi's consulting agreement. These options were granted under the Generex 2001 Stock Option Plan, which is subject to stockholder approval.

Option Grants during the 2001 Fiscal Year

   The following tables set forth information related to options to purchase Common Stock granted to the CEO and the named executive officers during the fiscal year ended July 31, 2001.



                                                               Individual grants
                                                          ---------------------------         Potential realizable value at
                                                                         Percent of           assumed annual rates of stock
                                                          Number of     total options          appreciation for option term
                                                          Securities       granted      ------------------------------------------
                                                          Underlying    to employees    Exercise
                                                           options        in fiscal       price     Expiration
                         Name                             granted (#)      year (%)       ($/Sh)        date       5% ($)      10%
                         ----                             -----------    -------------   --------    ----------    -------   -------
Anna E. Gluskin ......................................           0            --            --          --             --        --
E. Mark Perri ........................................           0            --            --          --             --        --
Rose C. Perri ........................................           0            --            --          --             --        --
Pankaj Modi ..........................................     150,000(1)       11.5          8.70        9/24/06     360,000   796,500

---------------

(1) Granted on October 23, 2001 with effect as of July 31, 2001 pursuant to the terms of Dr. Modi's consulting agreement. These options were granted under the Generex 2001 Stock Option Plan, which is subject to stockholder approval.

Fiscal Year End Option Values

   No options were exercised by the CEO or the named executive officers during the fiscal year ended July 31, 2001. The following table provides information relating to the number and value of options held by the CEO and the named executive officers at fiscal year end.

                                                                            Number of securities
                                                                            underlying exercised           Value of unexercised
                                                                                 options at                     options at
                                                                               July 31, 2001                 January 15, 2002
                                      Shares acquired        Value                  (#)                            ($)
                Name                  on exercise (#)    realized ($)    Exerciseable/Unexercisable   Exerciseable(1)/Unexercisable
                ----                  ---------------    ------------    --------------------------   -----------------------------
Anna E. Gluskin ...................         -0-               -0-                300,000/0                      218,000/0
E. Mark Perri .....................         -0-               -0-                250,000/0                      218,000/0
Rose C. Perri .....................         -0-               -0-                250,000/0                      218,000/0
Pankaj Modi .......................         -0-               -0-             300,000/150,000                   327,000/0

---------------

(1) Based on the closing price of Common Stock ($7.18) at January 15, 2002.

Other Benefit Plans

   We have no long-term incentive plans or defined benefit or actuarial pension plans, and have not repriced any options previously granted to the above named officers.

Directors' Compensation; Other Compensation

   None of our directors received any cash compensation for their services as directors during the fiscal year ended July 31, 2001. Dr. Hawke was granted options on May 18, 2001 under the Generex 2001 Stock Option Plan to purchase 20,000 shares of Common Stock in recognition of his service as a director. Mr. Rosen was granted options on August 18, 2000 under the Generex 2000 Stock Option Plan to purchase 20,000 shares of Common Stock and options on May 18, 2001 under the 2001 Plan to purchase 20,000 shares of Common Stock in recognition of his service as a director. The options under the 2001 Plan were granted subject to stockholder approval of the 2001 Plan.

   Dr. Modi is compensated through a consulting agreement that was originally entered into as of October 1, 1996, that was amended and supplemented as of January 7, 1998, and that was further amended and supplemented as of December 31, 2000. The parties to the agreement are Dr. Modi, Generex and Generex Pharmaceuticals, Inc., a wholly-owned subsidiary of Generex. All references to the consulting agreement in the following discussion relate to the agreement, as amended and supplemented.

   Pursuant to the terms of the consulting agreement, Dr. Modi holds the position of Vice President, Research and Development of Generex and Generex Pharmaceuticals, and both Generex and Generex Pharmaceuticals are jointly and severally responsible for the payment to Dr. Modi of all amounts due under the agreement. The agreement provides for Dr. Modi's term of service to extend through July 31, 2010, subject to termination without cause by Dr. Modi or Generex at any time after January 1, 2003 upon 12 months' prior written notice.

   The consulting agreement provides for an annual base compensation of $250,000 a year, effective as of August 1, 2000, subject to certain cost-of-living increases. In addition, Dr. Modi is entitled to receive certain bonus compensation during the term of the agreement. During the first calendar quarter of 2001, a $300,000 bonus was paid to Dr. Modi in respect of Dr Modi's services in securing the development and license agreement between Generex and Eli Lilly and Company ("Lilly"). Dr. Modi will also receive certain additional bonus payments based upon the Lilly agreement or any similar agreements entered into by Generex for rights granted to third parties to develop, manufacture and/or market products based upon ideas, improvements, designs or discoveries made or conceived by Dr. Modi.

   The consulting agreement provides for Dr. Modi to be granted options to purchase 150,000 shares of Common Stock in each of the next ten fiscal years, starting with the fiscal year ending July 31, 2001. The options may be granted only under option plans of Generex that have been approved by the stockholders.

   In connection with amending and supplementing the consulting agreement in January 1998, Generex issued 1,000 shares of Special Voting Rights Preferred Stock ("Special Preferred Stock") to Dr. Modi, comprising all of the outstanding shares of Special Preferred Stock. Special Preferred Stock does not generally carry the right to vote, but does have the following special voting rights:

   o the holders of Special Preferred Stock have the right to elect a majority of Generex's Board of Directors if a change of control occurs; and

   o the holders of Special Preferred Stock have the right to approve any transaction that would result in a change of control.

A "change of control" is deemed to occur if Generex's founders (namely, Ms. Gluskin, Dr. Modi, Mr. Perri or Ms. Perri), or directors appointed or nominated with the approval of Generex's founders, should cease to constitute at least 60% of Generex's directors, or if any person becomes either Chairman of the Board of Directors or Chief Executive Officer of Generex without the prior approval of the founders. If a change of control were to occur, Dr. Modi would thereafter be able to elect a majority of the directors. No change of control has occurred to date.

Compensation Committee Interlocks and Insider Participation

   Ms. Gluskin, Dr. Modi, Mr. Perri and Ms. Perri, all of whom are both directors and executive officers of Generex, participated during the fiscal year ended July 31, 2001 in some discussions and decisions of the Board of Directors concerning compensation to be paid to the executive officers of the Company. Effective July 30, 2001, all decisions regarding executive compensation are made by the Compensation Committee of the Board of Directors. Dr. Hawke is chairman of the Compensation Committee and Dr. Lieberburg and Mr. Rosen are the other members of the Compensation Committee.

   No executive officer of Generex has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a director of Generex (excluding entities that are wholly owned by one or more of the executive officers).

Security Ownership Of Certain Beneficial Owners And Management

   The tables on the following pages sets forth information regarding the beneficial ownership of the Common Stock by:

   o Our executive officers and directors;

   o All directors and executive officers as a group; and

   o Each person known to us to beneficially own more than five percent (5%) of our outstanding shares of Common Stock.

   The information contained in these tables is as of January 15, 2002. At that date, Generex had 20,682,634 shares of Common Stock outstanding. In addition to Common Stock, Generex has outstanding 1,000 shares of Special Voting Rights Preferred Stock. All of the shares of Special Voting Rights Preferred Stock are owned by Dr. Pankaj Modi. In connection with Generex's joint venture with Elan, Generex issued 1,000 shares of Series A Preferred Stock, all of which are presently held of record by an affiliate of Elan.

   A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days.

                                                                                                 Beneficial Ownership
                                                                                       ----------------------------------------
                                  Name of                                              Number of
                              Beneficial Owner                                          Shares                 Percent of Class
                              ----------------                                          ------                 ----------------
(i) Directors and Executive Officers

 Anna E. Gluskin ..........................................................            1,488,127(1)                   7.2%
 Michael Hawke, M.D. ......................................................               71,000(2)                    *
 Ivan M. Lieberburg, Ph.D., M.D. ..........................................               10,000(3)                    *
 Pankaj Modi, Ph.D. .......................................................            1,400,200(4)                   6.8%
 E. Mark Perri ............................................................            4,542,792(5)                  22.0%
 Rose C. Perri ............................................................            1,438,026(6)                   7.0%
 Jan Michael Rosen ........................................................               98,730(7)                    *
 Officers and directors as a group ........................................            6,672,875(8)                  32.3%

(ii) Other Beneficial Owners (and their addresses)

 Protius Overseas Limited .................................................            1,405,526(9)                  6.8%
 P.O. Box 17512-14
 Finch Road Douglas
 Isle of Man, IM99

 Cranshire Capital, L.P. ..................................................               (9)                         (9)
 666 Dundee Road, Suite 1901
 Northbrook, IL 60062

 Downsview Capital, Inc. ..................................................               (9)                         (9)
 666 Dundee Road, Suite 1901
 Northbrook, IL 60062

 JMJ Capital, Inc. ........................................................               (9)                         (9)
 666 Dundee Road, Suite 1901
 Northbrook, IL 60062

 EURAM Cap Strat. "A" Fund Limited ........................................               (9)                         (9)
 666 Dundee Road, Suite 1901
 Northbrook, IL 60062

 Mitchell P. Kopin ........................................................               (9)                         (9)
 666 Dundee Road, Suite 1901
 Northbrook, IL 60062

 EBI, Inc. In Trust .......................................................            1,441,496(10)                  7.0%
 c/o Miller & Simons
 First Floor, Butterfield Square
 P.O. Box 260
 Providencials
 Turks and Caicos Islands
 British West Indies

 GHI, Inc. In Trust .......................................................            2,500,050(11)                 12.1%
 c/o Miller & Simons
 First Floor, Butterfield Square
 P.O. Box 260
 Providencials
 Turks and Caicos Islands
 British West Indies

 Smallcap World Fund, Inc. ................................................            1,243,467(12)                  6.0%
 c/o Capital Research and
 Management Company
 333 South Hope Street
 Los Angeles, CA 90071


---------------

* Less than one percent.

(1) Includes 1,188,000 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Gluskin, 100,000 shares issuable upon the exercise of an option granted under Generex's 1998 Stock Option Plan (the "1998 Plan") and 200,000 shares issuable upon the exercise of an option granted under Generex's 2000 Stock Option Plan (the "2000 Plan").

(2) Includes 50,000 shares issuable upon the exercise of an option granted under the 1998 Plan and 20,000 shares issuable upon the exercise of an option granted under the 2000 Plan, but does not include 50,000 shares issuable upon the exercise of options granted under the 2001 Plan (20,000 of which were granted during fiscal 2001 and 30,000 of which were granted after fiscal 2001), which are not presently exercisable but will become exercisable if the 2001 Plan is approved by the stockholders.

(3) Does not include 50,000 shares issuable upon the exercise of an option granted under the 2001 Plan (after fiscal 2001), which is not presently exercisable but will become exercisable if the 2001 Plan is approved by the stockholders. Also does not include any shares that are owned by, or that may be acquired by, Elan or its affiliates. See "Certain Relationships and Related Transactions" for a description of the shares of Common Stock that are owned by, or that may be acquired by, Elan or its affiliates.

(4) Includes 150,000 shares issuable upon the exercise of an option granted under the 1998 Plan and 150,000 shares issuable upon the exercise of an option granted under the 2000 Plan. Does not include 150,000 shares issuable upon the exercise of an option granted under the 2001 Plan which is not presently exercisable but will become exercisable if the 2001 Plan is approved by the stockholders. The options granted under the 2001 Plan were granted on October 23, 2001 with effect as of July 31, 2001 pursuant to the terms of Dr. Modi's consulting agreement. Dr. Modi also owns all the outstanding shares of Generex's Special Voting Rights Preferred Stock. This stock is not convertible into Common Stock.

(5) Includes 45,914 shares owned of record by Mr. Perri, and a total of 1,529,382 shares beneficially owned by Mr. Perri but owned of record by EBI, Inc. (1,100,000 shares), GHI, Inc. (124,050 shares) and Union Securities Ltd. (305,332 shares). Also includes: (a) 100,000 shares issuable upon the exercise of an option granted under the 1998 Plan and 150,000 shares issuable upon the exercise of an option granted under the 2000 Plan, (b) 2,376,000 shares owned of record by GHI, Inc., which Mr. Perri may be deemed to beneficially own because of his power to vote the shares but which are beneficially owned by Ms. Gluskin or Ms. Perri; and
    (c) 341,496 shares owned of record by EBI, Inc., which Mr. Perri may be deemed to beneficially own because of his power to vote the shares but which are beneficially owned by other stockholders because they are entitled to the economic benefits of the shares.

(6) Includes 1,188,000 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Perri, 100,000 shares issuable upon the exercise of an option granted under the 1998 Plan and 150,000 shares issuable upon the exercise of an option granted under the 2000 Plan.

(7) Includes 20,000 shares issuable upon the exercise of an option granted under the 2000 Plan, but does not include 50,000 shares issuable upon exercise of options granted under the 2001 Plan (20,000 of which were granted during fiscal 2001 and 30,000 of which were granted after fiscal
    2001), which are not presently exercisable but will become exercisable if the 2001 Plan is approved by the stockholders. Also includes 7,943 shares owned by a company of which Mr. Rosen is an officer and indirect 25% owner; Mr. Rosen may be deemed to beneficially own these shares because he shares voting power and investment power with respect to such shares.

(8) Includes 500,000 shares issuable upon the exercise of options granted under the 1998 Plan, and 690,000 shares issuable upon the exercise of options granted under the 2000 Plan. Does not include any shares issuable upon the exercise of options granted under the 2001 Plan, all of which are subject to stockholder approval of the 2001 Plan. Includes 1,441,496 shares owned of record by EBI, Inc. but beneficially owned or deemed to be beneficially owned by Mr. Perri. Includes 2,500,050 shares owned of record by GHI, Inc. but beneficially owned by Ms. Gluskin, Mr. Perri or Ms. Perri (but eliminates any doublecounting of shares that are beneficially owned by Ms. Gluskin and Ms. Perri but also deemed to be beneficially owned by Mr. Perri).

(9) Based solely on Schedule 13G filed with the SEC under the Exchange Act on January 18, 2002. The Schedule 13G was filed for Protius Overseas Limited; Cranshire Capital, L.P.; Downsview Capital, Inc.; JMJ Capital, Inc.; EURAM Cap Strat. "A" Fund Limited; and Mitchell P. Kopin as a group. The members of the group hold shared voting power and shared dispositive power with respect to these shares. Does not include any warrants exercisable for Common Stock that are held by any of the members of the group.

(10) All these shares also are deemed to be beneficially owned by Mr. Perri because he has the sole power to vote the shares. With respect to 1,100,000 of the shares owned of record by EBI, Inc., Mr. Perri also has investment power and otherwise is entitled to the economic benefits of ownership.

(11) Mr. Perri beneficially owns 124,050 of the shares owned of record by GHI, Inc. by reason of his ownership of investment power and other economic benefits associated with such shares and his sole power to vote the shares. Ms. Gluskin and Ms. Perri each own beneficially 1,188,000 of the shares owned of record by GHI, Inc. by reason of their ownership of investment power and other economic benefits associated with such shares. The shares beneficially owned by Ms. Gluskin and Ms. Perri also are deemed to be beneficially owned by Mr. Perri because he has the sole power to vote the shares.

(12) Includes warrants to purchase a total of 164,467 shares of the Common
     Stock.

Certain Relationships and Related Transactions

   Generex acquired Generex Pharmaceuticals, Inc. in October 1997. Prior to Generex's acquisition of Generex Pharmaceuticals, it was a private Canadian corporation majority-owned and controlled by Mr. Perri, Ms. Perri and Ms. Gluskin. Unless otherwise indicated, the transactions described below occurred prior to the acquisition of Generex Pharmaceuticals or pursuant to contractual arrangements entered into prior to that time. Generex presently has a policy requiring approval by stockholders or by a majority of disinterested directors of transactions in which one of our directors has a material interest apart from such director's interest in Generex.

   Real Estate Financing Transactions: In May 1997, EBI, Inc., a company controlled by Mr. Perri, acquired shares of common stock of Generex Pharmaceuticals for $3 million (CAD) which, based on the exchange rate then in effect, represented approximately $2.1 million (US). Generex Pharmaceutical's use of those funds was restricted to acquiring an insulin research facility. Subsequently this restriction was eased to permit use of the funds to acquire properties used for manufacturing Generex's oral insulin product and other proprietary drug delivery products, and related testing, laboratory and administrative services. Under the terms of the investment, Generex Pharmaceuticals was required to lend these funds back to EBI until they were needed for the purposes specified. The entire amount was loaned back to EBI and was outstanding at July 31, 1997. During the period ended July 31, 1998, a total of $2,491,835 (CAD) was repaid by EBI. There were no repayments made in the years ended July 31, 2001, 2000 and 1999. The balance due from EBI at July 31, 2001, was $508,165 (CAD) (approximately $332,289 (US) based on the exchange rate then in effect). These funds are due on demand by Generex Pharmaceuticals, provided they are used for the purchase and/or construction or equipping of oral insulin manufacturing and testing facilities. The amounts repaid by EBI were used primarily to purchase and improve certain of the real estate and buildings owned by Generex.

   Related Party Transactions: Between November 1995 and July 31, 1998, companies owned and controlled by Mr. Perri, Ms. Perri and Ms. Gluskin incurred a net indebtedness of $629,234 to Generex Pharmaceuticals, excluding the indebtedness of EBI described in the preceding paragraph. This indebtedness arose from cash advances and the payment by Generex Pharmaceuticals of expenses incurred by these companies, net of repayments and payment of expenses on behalf of Generex Pharmaceuticals. At July 31, 1999, these companies' net indebtedness to Generex Pharmaceuticals, exclusive of the EBI indebtedness described above, was $284,315. At July 31, 2000, this balance had been reduced to zero. The transactions between Generex Pharmaceuticals and entities owned and controlled by Mr. Perri, Ms. Perri and Ms. Gluskin were not negotiated at arms-length, and were not on normal commercial terms. No interest was charged on any of the advances, and the transactions were of far greater financial benefit and convenience to Mr. Perri, Ms. Perri and Ms. Gluskin than to Generex Pharmaceuticals. These transactions and financing arrangements were mostly initiated prior to the transaction in which Generex acquired Generex Pharmaceuticals, and no such transactions have taken place since January 1,

1999. Generex presently has a policy requiring the approval of the Board of Directors, including a majority of disinterested directors, for any transactions in which a director has a material interest apart from such director's interest in Generex.

   Loans to Executive Officers: On May 3, 2001, Generex loaned $334,300 each to Mr. Perri, Ms. Perri and Ms. Gluskin in exchange for promissory notes. These notes bear interest at 8.5 percent per annum and are payable in full on May 1, 2002. These notes are guaranteed by GHI, Inc., a related company owned by these officers and are secured by a pledge of 2,500,000 shares of Common Stock held of record by GHI, Inc. As of October 31, 2001, the balance outstanding on these notes, including accrued interest, was $1,046,215. The loans were approved by a majority of the disinterested directors.

   Joint Venture with Elan: In January 2001, Generex established a joint venture with Elan International Services, Ltd. ("EIS") and Elan Corporation, plc ("Elan"). Pursuant to the Securities Purchase Agreement dated January 16, 2001, between Generex, Elan and EIS, EIS has the right to nominate one director to Generex's Board of Directors for so long as EIS or its affiliates own at least 1.0% of the issued and outstanding shares of Common Stock. Dr. Lieberburg is the nominee of EIS thereunder. In connection with the transaction, EIS purchased 344,116 shares of Common Stock for $5,000,000 and was issued a warrant to acquire 75,000 shares of Common Stock at $25.15 per share. If the joint venture achieves certain milestones, Generex may require EIS to purchase an additional $1,000,000 of Common Stock at a 30% premium to the then prevailing fair market value of shares of Common Stock. EIS also purchased 1,000 shares of a new series of Generex preferred stock, designated as Series A Preferred Stock, for $12,015,000. The proceeds from the sale of the Series A Preferred Stock were applied by Generex to subscribe for an 80.1% equity ownership interest in Generex (Bermuda) Ltd. EIS paid in capital of $2,985,000 to subscribe for a 19.9% equity interest in Generex (Bermuda) Ltd. While Generex initially owns 80.1% of the joint venture entity, EIS has the right, subject to certain conditions, to increase its ownership up to 50% by exchanging the Series A Preferred Stock for 30.1% of Generex's interest in the joint venture entity. Alternatively, the Series A Preferred Stock may be converted, under certain conditions, into shares of Common Stock at a conversion price of $25.71 per share. The shares of Common Stock and shares of Series A Preferred Stock presently are held of record by an affiliate of EIS.

                               OTHER INFORMATION

Annual Report

   Generex has enclosed its Annual Report for the year ended July 31, 2001, with this proxy statement, which includes Generex's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended July 31, 2001, without exhibits. Stockholders are referred to the report for financial and other information about Generex, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Stockholder Proposals for the Next Annual Meeting

   Any proposals of stockholders intended to be presented at the annual meeting of stockholders for the fiscal year ended July 31, 2002, must be received by Generex at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, no later than September 1, 2002 in order to be included in the proxy materials and form of proxy relating to such meeting. It is suggested that stockholders submit any proposals by an internationally recognized overnight delivery service to the Secretary of Generex. Such proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for such meeting. The annual meeting for the fiscal year ended July 31, 2002 is scheduled to take place in February 2003.

   For business to be properly brought before the annual meeting by a stockholder in a form other than a stockholder proposal, any stockholder who wishes to bring such business before the annual meeting of stockholders must give notice of such business in writing to the Secretary of Generex not less than 60 nor more than 90 days prior to the annual meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such business to be timely must be received by the Secretary of Generex not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of such business must provide information about the stockholder proposing such business and the nature the business, as required by Generex's Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the Secretary at the principal offices of Generex.

   If there should be any change in the foregoing submission deadlines, Generex intends to publicly disseminate information concerning the change.

Director Nominees

   Any stockholder entitled to vote for the election of directors may nominate a person for election to the Board of Directors at the annual meeting. Any stockholder wishing to do so must submit a notice of such nomination in writing to the Secretary of Generex at Generex's principal offices not less than 60 nor more than 90 days prior to the annual meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of nomination by a stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of nomination must provide information about both the nominee and the nominating stockholder, as required by Generex's Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the Secretary at the principal offices of Generex.

Other Matters

   The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of Proxies

   All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement will be borne by Generex. In addition to the use of the mails, certain directors, officers and regular employees of Generex may solicit proxies personally, or by mail, telephone or otherwise, but such persons will not be compensated for such services. Arrangements will be made with brokerage firms, banks, fiduciaries, voting trustees or other nominees to forward the soliciting materials to each beneficial owner of stock held of record by them, and Generex will reimburse them for their expenses in doing so.

                                            By order of the Board of Directors



                                            /s/ Rose C. Perri
                                            ----------------------------------
                                            Rose C. Perri
                                            Secretary

February 8, 2002

                                   EXHIBIT A
                       GENEREX BIOTECHNOLOGY CORPORATION
                             2001 STOCK OPTION PLAN


   The purpose of the Generex Biotechnology Corporation 2001 Stock Plan (the "Plan") is to provide (i) designated employees of Generex Biotechnology Corporation (the "Company") and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options and nonqualified stock options (collectively, "Options"). The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

1. Administration

   (a) Committee. The Plan shall be administered and interpreted by the Compensation Committee (the "Committee") of the Board, which consists of two or more persons who are "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board may ratify or approve any Option grants as it deems appropriate.

   (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Options shall be granted under the Plan,
(ii) determine the type, size and terms of the Options to be made to each such individual, (iii) determine the time when the Options will be granted and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Option and (v) deal with any other matters arising under the Plan.

   (c) Delegation. The Committee may delegate certain of its duties to one or more of its members or to one or more agents as it may deem advisable. The Committee may employ attorneys, agents, consultants, accountants or other persons, and shall be entitled to rely upon the advice, opinions or valuations of such persons.

   (d) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2. Shares Subject to the Plan

   (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan or upon which awards under the Plan may be granted is 4,000,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Options granted under the Plan to any individual during any calendar year shall be 400,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan, unless otherwise provided by the Committee.

   (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) merger, reorganization or consolidation, (iii) reclassification or change in par value or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available under the Plan, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

3. Eligibility for Participation

   (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees") and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company's securities.

   (b) Selection of Optionees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Options and shall determine the number of shares of Company Stock subject to a particular Option in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Options under this Plan shall hereinafter be referred to as "Optionees."

4. Granting of Options

   (a) Option Agreements. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Option Agreement"). The Committee shall approve the form and provisions of each Option Agreement.

   (b) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Option.

   (c) Type of Option and Price.

      (i) The Committee may grant Options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock options") or Options that are not intended so to qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code). Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors. Unless otherwise provided in the Option Agreement, any Option granted under this Plan to an Employee is intended to be an Incentive Stock Option.

      (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and
(y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

      (iii) The Fair Market Value per share shall be the closing price of the Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported.

   (d) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant, which date of grant is determined by the Committee. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

   (e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Option Agreement. Unless a different vesting schedule is specified by the Committee in an Option Agreement, Options granted under this Plan shall vest in one-half increments on each annual anniversary of the date of grant over a period of two years. The Committee may accelerate, and may provide in the Option Agreement for the acceleration of, the exercisability of any or all outstanding Options at any time for any reason.

   (f) Reload Options. In the event that shares of Company Stock are used to exercise an Option, the terms of such Option may provide for the grant of additional Options, or the Committee may grant additional Options, to purchase a number of shares of Company Stock equal to the number of whole shares used to exercise the Option and the number of whole shares, if any, withheld in payment of any taxes. Such Options shall be granted with an Exercise Price equal to the Fair Market Value of the Company Stock on the date of grant of such additional Options, or at such other Exercise Price as the Committee may establish, for a term not longer than the unexpired term of the exercised Option and on such other terms as the Committee shall determine.

   (g) Limit on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

5. Termination of Employment, Disability or Death

   (a) General Rule. Except as provided below, an Option may only be exercised while the Optionee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that an Optionee ceases to be employed by, or provide service to, the Company for any reason other than (i) termination by the Company without Cause (as defined below),
(ii) voluntary termination by the Optionee, (iii) Disability (as defined below) or (iv) death, any Option held by the Optionee shall terminate immediately (unless the Committee specifies otherwise). In addition, notwithstanding any other provision of this Plan, if the Committee determines that the Optionee has engaged in conduct that constitutes Cause at any time while the Optionee is employed by, or providing service to, the Company or after the Optionee's termination of employment or service, any Option held by the Optionee shall immediately terminate and the Optionee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Optionee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

   (b) Termination Without Cause; Voluntary Termination. In the event that an Optionee ceases to be employed by, or provide service to, the Company as a result of (i) termination by the Company without Cause (as defined below) or
(ii) voluntary termination by the Optionee, any Option which is otherwise exercisable by the Optionee shall terminate unless exercised within 90 days after the date on which the Optionee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Optionee's Options that are not otherwise exercisable as of the date on which the Optionee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

   (c) Termination Because Disabled. In the event the Optionee ceases to be employed by, or provide service to, the Company because the Optionee is Disabled, any Option which is otherwise exercisable by the Optionee shall terminate unless exercised within one year after the date on which the Optionee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the

Committee, any of the Optionee's Options which are not otherwise exercisable as of the date on which the Optionee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

   (d) Death. If the Optionee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Optionee ceases to be employed or provide service on account of a termination specified in
Section 5(b) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Optionee shall terminate unless exercised within one year after the date on which the Optionee dies or otherwise ceased to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Optionee's Options that are not otherwise exercisable as of the date on which the Optionee dies or otherwise ceased to be employed by, or provide service to, the Company shall terminate as of such date.

   (e) Definitions.

      (i) The term "Company" shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Committee.

      (ii) "Employed by, or provide service to, the Company" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that an Optionee shall not be considered to have terminated employment or service until the Optionee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

      (iii) "Disability" shall mean an Optionee's becoming disabled under the Company's long-term disability plan, or, if the Optionee is not covered under such plan or no such plan is maintained, and in the case of an Incentive Stock Option, "Disability" shall mean an Optionee's becoming disabled within the meaning of Section 22(e)(3) of the Code.

      (iv) "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Optionee has: (i) breached his or her employment or service contract with the Company; (ii) engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service; (iii) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information; (iv) breached any written confidentiality, non-competition or non-solicitation agreement between the Optionee and the Company; or (v) has engaged in such other behavior detrimental to the interests of the Company as the Committee determines.

6. Exercise of Options.

   (a) Notice of Exercise. A Optionee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.

   (b) Payment of Exercise Price. Along with the notice of exercise, the Optionee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Optionee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) valued at Fair Market Value on the date of exercise, (iii) with the approval of the Committee, by surrender of outstanding awards under the Plan or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Optionee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.

   (c) Payment of Tax. The Optionee shall pay the amount of any withholding tax due at the time of exercise.

7.  Deferrals

   The Committee may permit or require an Optionee to defer receipt of the delivery of shares that would otherwise be due to such Optionee in connection with any Option. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

8. Withholding of Taxes

   (a) Required Withholding. All Options under the Plan shall be subject to applicable federal (including FICA), state, local and other tax withholding requirements. The Company shall have the right to deduct from any amounts paid to the Optionee, any federal, state, local or other taxes required by law to be withheld with respect to such Options. The Company may require that the Optionee or other person receiving or exercising Options pay to the Company the amount of any federal, state, local or other taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Options.

   (b) Election to Withhold Shares. If the Committee so permits, an Optionee may elect, in the form and manner prescribed by the Committee, to satisfy the Company's income tax withholding obligation with respect to Options paid in Company Stock by having shares withheld up to an amount that does not exceed the Optionee's minimum applicable withholding tax rate for federal (including
FICA), state, local and other tax liabilities.

9. Transferability of Options

   (a) Nontransferability of Options. Except as provided below, only the Optionee may exercise rights under an Option during the Optionee's lifetime. A Optionee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Nonqualified Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When an Optionee dies, the personal representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Optionee's will or under the applicable laws of descent and distribution.

   (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide that an Optionee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Optionee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

10. Change of Control of the Company

   As used herein, a "Change of Control" shall be deemed to have occurred if:

   (a) Unless the Board approves such acquisition, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in a single transaction or series of transactions, of securities of the Company representing more than 20 percent of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 20 percent of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

   (b) A merger or consolidation of the Company is consummated with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 80 percent of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

   (c) A sale or other disposition of all or substantially all of the assets of the Company occurs;

   (d) A liquidation or dissolution of the Company occurs; or

   (e) Shares of the Company's Special Voting Rights Preferred Stock are outstanding and a "Change of Control" under the terms and conditions of such securities occurs.

11.  Consequences of a Change of Control

   (a) Notice and Acceleration. Unless the Committee determines otherwise, any outstanding Options that are not yet exercisable or vested shall become exercisable or vested as of the Change of Control. The Committee shall provide notice to Optionees of the Change of Control as soon as practicable.

   (b) Assumption of Options. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

   (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection
(d) below, in the event of a Change of Control, the Committee may take one or both of the following actions with respect to any or all outstanding Options:
(i) the Committee may require that Optionees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Optionee's unexercised Options exceeds the Exercise Price of the Options; or
(ii) the Committee may, after giving Optionees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify.

   (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right or action, the Change of Control would qualify for such treatments and the Company intends to use such treatments with respect to the Change of Control.

12.  Requirements for Issuance or Transfer of Shares

   (a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option made to any Optionee hereunder on such Optionee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

   (b) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), an Optionee (including any successors or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwritten offering (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the "Market Standoff Period"). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

13. Cancellation and Recission of Options

   (a) Unless the Option Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Options at any time if the Optionee is not in compliance with all applicable provisions of the Option Agreement and the Plan, or if the Optionee engages in any "Detrimental Activity." For purposes of this Section 16, "Detrimental Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material, in violation of the Company's applicable agreement with the Optionee or of the Company's applicable policy regarding confidential information and intellectual property; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company's applicable agreement with the Optionee or to the Company's applicable policy regarding confidential information and intellectual property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Optionee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company, or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Optionee's employment for cause;
(v) a violation of any rules, policies, procedures or guidelines of the Company, including (but not limited to) the Company's business conduct guidelines; (vi) any attempt (directly or indirectly) to induce any employee of the Company to be employed or perform services elsewhere or any attempt (directly or indirectly) to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Optionee's being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

   (b) Upon exercise, payment or delivery pursuant to an Option, the Optionee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event an Optionee fails to comply with the provisions of paragraphs (a)(i)-(viii) of this
Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Optionee by the Company.

   (c) The Committee, in its sole discretion, may grant to an Optionee, in exchange for the surrender and cancellation of an Option previously granted to the Optionee, a new Option in the same or different form and containing such terms, including without limitation a price that is higher or lower than any price provided in the award so surrendered or cancelled.

14.  Amendment and Termination of the Plan

   (a) Amendment. The Committee may amend or terminate the Plan at any time; provided, however, that the Committee shall not increase the aggregate number of shares of Company Stock that may be issued or transferred under the Plan or upon which awards under the Plan may be granted, or otherwise materially amend the Plan, without stockholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

   (b) Termination of Plan. No Incentive Stock Option may be granted more than ten years from the Plan's effective date. The Plan may be terminated by the Committee at any time.

   (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is made shall not materially impair the rights of an Optionee unless the Optionee consents or unless the Committee acts under Section 20(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 20(b) or may be amended by agreement of the Company and the Optionee consistent with the Plan.

   (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

15.  Funding of the Plan

   This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Options under this Plan. In no event shall interest be paid or accrued on any Option, including unpaid installments of Options.

16.  Rights of Participants

   Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

17.  No Fractional Shares

   No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

18.  Headings

   Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

19.  Effective Date of the Plan

   Subject to approval by the Company's stockholders, the Plan shall be effective as of May 4, 2001.

20.  Miscellaneous

   (a) Options in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Options to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant an Option to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute Options may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

   (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Optionees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

   (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Option Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of State of Delaware, without giving effect to the conflict of laws provisions thereof.

                        GENEREX BIOTECHNOLOGY CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 MARCH 18, 2002


         The undersigned stockholder of Generex Biotechnology Corporation (the "Company") hereby appoints Anna E. Gluskin, E. Mark Perri and Rose C. Perri, and each of them with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of Generex held of record by the undersigned on February 8, 2002, at the annual meeting of stockholders of Generex to be held on March 18, 2002 (the "Annual Meeting") at 10:00 a.m. at St. Lawrence Hall, 157 King Street East, Toronto Ontario and any adjournments or postponements thereof.


   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED.
    IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.


          THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL
             MEETING OF STOCKHOLDERS RELATING TO THE ANNUAL MEETING.


Item 1. To elect as directors, to hold office until the next meeting of stockholders and until their successors are elected, the seven (7) nominees listed below:

NOMINEES: Anna E. Gluskin, Michael Hawke, M.D., Ivan M. Lieberburg, Ph.D, M.D.
          Pankaj Modi, Ph.D., E. Mark Perri, Rose C. Perri and Jan Michael
          Rosen.


         o FOR ALL NOMINEES    o WITHHOLD ALL NOMINEES    o
                                                            --------------------
                                                            For all nominees
                                                            except as noted
                                                            above

Item 2.  To approve the Generex 2001 Stock Option Plan.


         o FOR                 o AGAINST                  o ABSTAIN


Item 3. To ratify the appointment of Deloitte & Touche, LLP as Generex's independent public accountants for the fiscal year ending July 31, 2002.


         o FOR                 o AGAINST                  o ABSTAIN


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

                                           Signature:

                                           ------------------------------------
                                           Signature:

                                           ------------------------------------
                                           Date:

                                           ------------------------------------
                                           PLEASE MARK, SIGN AND DATE THIS PROXY
                                           AND RETURN IT PROMPTLY WHETHER YOU
                                           PLAN TO ATTEND THE MEETING OR NOT. IF
                                           YOU DO ATTEND, YOU MAY VOTE IN PERSON
                                           IF YOU DESIRE.





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